UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  May 15, 2015
                Date of Report (Date of Earliest Event Reported)


                                  SNOOGOO CORP.
             (Exact Name of Registrant as Specified in its Charter)

             Nevada                     333-140445               20-5619324
(State of Other Jurisdiction of        (Commission            (I.R.S. Employer
 Incorporation or Organization)        File Number)          Identification No.)

7150 E Camelback Road, Ste. 444, Scottsdale, AZ                     85251
  (Address of Principal Executive Offices)                       (Zip Code)

                                  800-234-3919
              (Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

On May 15, 2015 Martin R Nason resigned as President, Treasurer & CFO and CEO. On the same day the Board of Directors appointed current Board Chairman Terry Neild as CEO, Robert Egeland as President, Michael Schifsky as Treasure & CFO and Leonard Braumberger as Chief Technology Officer. Mr. Egeland, Mr. Schifsky, and Mr. Braumberger all accepted their appoints without compensation terms.

Mr. Schifsky is a seasoned professional with over 30 years of financial and operational management experience and has served in CFO positions with both public and private companies. His background includes significant roles in large established public companies as well as mid-sized rapid growth enterprises where he gained critical experience in leadership, organizational development, mergers and acquisitions, SEC reporting, Sarbanes-Oxley compliance and corporate governance.

Successes include a key role in the early phase of an aggressive yet disciplined acquisition program that propelled Airgas, Inc. from a $200 million company to what is today a highly successful $5 billion NYSE traded industrial gas company. As a CFO, he has played critical roles in the successful growth of closely held and private equity backed organizations in the manufacturing and distribution industries. He has also served in consulting and advisory roles for such notable companies as Apollo Group, Amcor Limited and American Express where he assisted in the spin-off of its $7.5 billion financial services business, Ameriprise Financial.

Mr. Schifsky began his career in the Philadelphia office of Ernst and Young, an international public accounting firm where he earned his CPA. He holds a B.S. in Accountancy form Villanova University.

Robert Egeland is recognized as an industry leader in consumer direct marketing and advertising in the financial and banking industries. He has over 20 years experience in building entrepreneurial companies from the ground up. During his career in the highly competitive Chicago area mortgage industry, he set record profits and increased the profitability of each organization he was involved with, either as an executive or owner. He earned industry accolades, awards for broker of the year and created the top volume company with FHA over an eight-year period.

Mr. Egeland has managed and been responsible for the success of hundreds of people and thousands of clients. He brings a keen sense of future business needs with a practical understanding managing teams, groups and individuals.

Leonard Braumberger is a 32-year veteran of communications, advertising and marketing, media and technology. He has worked with numerous companies, both public and private, to develop their online strategies at the management level and in helping shape the forward direction of their systems, software and platforms. He has contributed to several Software As A Service companies, designed and constructed real time online trading platforms, designed and deployed news and information portals, blogs and social media sites, and most recently lead the development of online educational software for iCrave Interactive Productions UK.

Over his career, Mr. Braumberger has worked with national and international media companies, agencies and public relations firms at the senior level. He has also owned his own advertising agency and been directly responsible for multi-million dollar advertising and direct marketing campaigns.

Leonard Braumberger is conversant in current web trends, social media concepts and has a thorough understanding of the technology driving today's leading social, search and common information networks. He is also an award winning graphic designer.


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
                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CASEY CONTAINER, CORP.


Date: August 12, 2015          By: /s/ Robert Egeland
                                  ----------------------------------------------
                               Name:  Robert Egeland
                               Title: President

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